Registration No. 333-______


As filed with the Securities and Exchange Commission on October 28, 2002

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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549
                          -------------------

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                          -------------------


                     MODINE MANUFACTURING COMPANY
         (Exact name of registrant as specified in its charter)

            WISCONSIN                                   39-0482000
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)             Identification No.)


                         1500 DeKoven Avenue
                       Racine, Wisconsin  53403
           (Address of principal executive offices)    (Zip Code)
                          ------------------


                 Modine Employee Stock Ownership Plan
                (f/k/a the Modine Manufacturing Company
   Contributory Salaried Employee Stock Ownership and Investment Plan)
                       (Full title of the plan)
                         ---------------------

                             DEAN R. ZAKOS
             Vice President, General Counsel and Secretary
                     Modine Manufacturing Company
                          1500 DeKoven Avenue
                        Racine, Wisconsin  53403
               (Name and address of agent for service)

                            (262) 636-1200
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
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                                    Proposed    Proposed
     Title of                        Maximum     Maximum
    Securities                       Offering   Aggregate     Amount of
       to be        Amount to be    Price Per    Offering   Registration
    Registered     Registered (2)   Share (1)   Price (1)      Fee (2)
----------------   --------------   ---------   ---------   ------------
 Common Stock,      5,000 shares      $17.215     $86,075       $7.92
$0.625 par value
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(1)  Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on October 23, 2002.

(2) This Registration Statement registers additional securities that may be issued under the Modine Employee Stock Ownership Plan (the "Plan"). The Plan represents the combination of the Modine Contributory Employee Stock Ownership and Investment Plans for Salaried, Non-Union Hourly and Union Hourly Employees. Effective as of December 31, 2001, the Modine Manufacturing Company Contributory Employee Stock Ownership Plan for Hourly Rate Non-Union Employees (the "Hourly Non-Union Plan") and the Modine Manufacturing Company Contributory Employee Stock Ownership
     Plan for Hourly Rate Union Employees (the "Hourly Union Plan") were merged into the Modine Manufacturing Company Contributory Salaried Employee Stock Ownership and Investment Plan (the "Salaried Plan"), with the Salaried Plan being the surviving and continuing plan, and with such surviving plan amended and restated so as to be qualified as an Employee Stock Ownership Plan and renamed the Modine Employee Stock Ownership Plan, the Plan to which this Registration Statement relates. The Registrant's prior registration statements on Form S-8 (the "Prior S-8s") registered the following numbers of shares of the Registrant's Common Stock for issuance pursuant to these plans:

     - Registration Statement on Form S-8 filed and effective on May 21, 1999 for the Hourly Non-Union Plan (Registration No. 333-78989) - 100,000 shares;

     - Registration Statements on Form S-8 filed and effective on May 21, 1999 and October 20, 2000 for the Hourly Union Plan (Registration Nos. 333-78991 and 333-48296) - 150,000 shares and 50,000 shares, respectively; and

     - Registration Statement on Form S-8 filed and effective on October 20, 2000 for the Salaried Plan (Registration No. 333-48294) - 800,000 shares.

     As of the date hereof, a total of 296,432 shares of Common Stock registered under the Prior S-8s (48,760 for the Hourly Non-Union Plan; 66,427 for the Hourly Union Plan; and 181,245 for the Salaried
     Plan) (the "Remaining Shares") have not been issued and are, therefore, carried forward and considered registered under this Registration Statement. The pro rata filing fee paid with respect to the Remaining Shares was $2,157.03 ($449.02 under the Hourly Non-Union Plan, $487.87 under the Hourly Union Plan, and $1,220.14 under the Salaried Plan). Because the Remaining Shares are carried forward to this Registration Statement, no filing fee is paid hereunder with respect to such shares. The Prior S-8s are being amended for the purpose of describing the carry forward of the Remaining Shares to this Registration Statement.

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

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Parts 1 and 2) will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

     This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the same employee benefit plan and its predecessors are effective. The contents of the following documents filed by Modine Manufacturing Company (the
"Registrant" or "Modine") with the Securities and Exchange Commission (File No. 1-1373) are incorporated herein by reference:

     (a) The Registrant's Registration Statement on Form S-8 filed on May 21, 1999 (Registration No. 333-78989), as amended, relating to the Modine Manufacturing Company Contributory Employee Stock Ownership Plan for Hourly Rate Non-Union Employees.

     (b) The Registrant's Registration Statements on Form S-8 filed on May 21, 1999 and October 20, 2000 (Registration Nos. 333-78991 and 333-48296), as
          amended, relating to the Modine Manufacturing Company Contributory Employee Stock Ownership Plan for Hourly Rate Union Employees

     (c) The Registrant's Registration Statement on Form S-8 filed on October 20, 2000 (Registration No. 333-48294), as amended, relating to the Modine Manufacturing
          Company Contributory Salaried Employee Stock Ownership and Investment Plan.

However, as indicated in Note 2 to the fee table, the Remaining Shares available under such earlier registration statements are being carried forward to this Registration Statement. Also, the Registrant has elected not to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration is effective. Instead, this Registration Statement responds to all applicable items of Form S-8.

     The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

     (i) Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

     (ii) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 2002.

     (iii)Registrant's Current Reports on Form 8-K filed on
          April 1, 2002, April 2, 2002, July 19, 2002, July 22,
          2002 and October 17, 2002 (two reports).

     (iv) The description of the Registrant's Common Stock contained in its Form 10, filed with the Securities and Exchange Commission on May 1, 1935, as amended and supplemented by the description contained under the caption "Description of Modine Common Stock" in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (Registration No. 333-56648) filed with the Securities and Exchange Commission on March 7, 2001, as amended by Amendment No. 1 thereto on Form S-4/A filed with the Securities and Exchange Commission on March 16, 2001, and any future amendment or report filed for the purpose of updating such description.

     (v) Registrant's Form 15-12G with respect to termination of registration of preferred share purchase rights filed
          September 9, 2002.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.
------   -------------------------

     Not applicable.  See point (iv) in Item 3 above.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

     Modine is incorporated under the Wisconsin Business
Corporation Law (the "WBCL").

     Under Section 180.0851(1) of the WBCL, Modine is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Modine. In all other cases, Modine is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Modine, unless it is determined that he or she breached or failed to perform a duty owed to Modine and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Modine or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;
(iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Modine's articles of incorporation, bylaws, a written agreement or a resolution of the board of directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of Modine against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

     Article IV of Modine's Bylaws provides for the indemnification of directors and officers. Directors and officers of Modine are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

     Not applicable.

Item 8.  Exhibits.
------   --------

     See Exhibit Index following the Signatures page(s) in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.
------   ------------

     The undersigned registrant hereby undertakes (in accordance with the corresponding lettered undertakings in Item 512 of Regulation S-K):

     (a)     (1)     To file, during any period in which offers or
                     sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material information with
                           respect to the plan of distribution not
                           previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     . . .

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 25th day of October, 2002.

                         MODINE MANUFACTURING COMPANY

                         By:   D. R. JOHNSON
                            ----------------------------------------
                              D. R. Johnson,
                              Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

D. R. JOHNSON                                    October 25, 2002
-----------------------------------------       -------------------
D. R. Johnson, Chairman and Chief                    Date
  Executive Officer (Principal Executive
  Officer) and Director


R. S. BULLMORE                                   October 25, 2002
-----------------------------------------       -------------------
R. S. Bullmore, Corporate Controller                 Date
  and Acting Chief Financial Officer
  (Acting Principal Financial and
    Accounting Officer)


D. R. ZAKOS                                      October 25, 2002
-----------------------------------------       -------------------
D. R. Zakos, Vice President, General                 Date
  Counsel and Secretary


/s/ R. J. Doyle*                                 October 25, 2002
-----------------------------------------       -------------------
R. J. Doyle, Director                                Date


/s/ F. P. Incropera*                             October 25, 2002
-----------------------------------------       -------------------
F. P. Incropera, Director                            Date


/s/ F. W. Jones*                                 October 25, 2002
-----------------------------------------       -------------------
F. W. Jones, Director                                Date


/s/ D. J. Kuester*                               October 25, 2002
-----------------------------------------       -------------------
D. J. Kuester, Director                              Date

/s/ V. L. Martin*                                October 25, 2002
-----------------------------------------       -------------------
V. L. Martin, Director                               Date


/s/ G. L. Neale*                                 October 25, 2002
-----------------------------------------       -------------------
G. L. Neale, Director                                Date


/s/ M. C. Williams*                              October 25, 2002
-----------------------------------------       -------------------
M. C. Williams, Director                             Date


/s/ M. T. Yonker*                                October 25, 2002
-----------------------------------------       -------------------
M. T. Yonker, Director                               Date



*By:  D. R. ZAKOS
    ------------------------
     Dean R. Zakos, attorney-in-fact
     for each of the persons indicated

                         POWER OF ATTORNEY

Each of the persons whose signatures appear below, hereby appoints
Dean R. Zakos and Margaret C. Kelsey, or either of them, as his or her true and lawful attorneys, to sign, in his or her name and on his or her behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), this Registration Statement on Form S-8 (the "Registration Statement") and any and all amendments, including post-effective amendments, to the Registration Statement that either of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this Registration Statement, and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have signed these presents effective the 16th day of October, 2002.


/s/ D. R. JOHNSON
------------------------------------------
D. R. Johnson, Chairman and Chief
   Executive Officer (Principal Executive
   Officer) and Director


/s/ R. S. BULLMORE
------------------------------------------
R. S. Bullmore, Corporate Controller and
   Acting Chief Financial Officer (Acting
   Principal Financial and Accounting
   Officer)


/s/ D. R. ZAKOS
------------------------------------------
D. R. Zakos, Vice President, General
   Counsel and Secretary


/s/ R. J. DOYLE
------------------------------------------
R. J. Doyle, Director


/s/ F. P. INCROPERA
------------------------------------------
F. P. Incropera, Director


/s/ F. W. JONES
------------------------------------------
F. W. Jones, Director

/s/ D. J. KUESTER
------------------------------------------
D. J. Kuester, Director


/s/ V. L. MARTIN
------------------------------------------
V. L. Martin, Director


/s/ G. L. NEALE
------------------------------------------
G. L. Neale, Director


/s/ M. C. WILLIAMS
------------------------------------------
M. C. Williams, Director


/s/ M. T. YONKER
------------------------------------------
M. T. Yonker, Director

                  MODINE MANUFACTURING COMPANY
                       (the "Registrant")
                   (Commission File No. 1-1373

                          EXHIBIT INDEX
              TO REGISTRATION STATEMENT ON FORM S-8

The following exhibits are filed with or incorporated by reference (to the documents identified in parentheses) in this Registration Statement:

      Exhibit
      Number                    Description
      -------                   -----------

       4(a)         Restated Articles of Incorporation of
                    the Registrant (as amended) (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999).

       4(b)         Restated Bylaws of the Registrant (as
                    amended) (incorporated by reference to
                    Exhibit 3(b) to the Registrant's Annual
                    Report on Form 10-K for the fiscal year
                    ended March 31, 2002).

      *5(a)         Opinion regarding legality of original
                    issuance or treasury shares provided by
                    Dean R. Zakos.

       5(b) In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service (IRS) determination letter that the Plan is qualified under section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it has submitted or will submit the Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

     *23(a)         Consent of Independent Accountants,
                    provided by PricewaterhouseCoopers LLP.

     *23(b)         Consent of Counsel (included in Exhibit
                    5(a)).

     *24            Power of Attorney (included as part of
                    the signature pages to the Registration
                    Statement).


*Filed herewith




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